Exhibit 5

                                FOLEY & LARDNER

                               Attorneys at Law

Brussels                          Firstar Center                         ORLANDO
CHICAGO                     777 East Wisconsin Avenue                 SACRAMENTO
DENVER                   Milwaukee, Wisconsin 53202-5367               SAN DIEGO
Detroit                     TELEPHONE: (414) 271-2400              SAN FRANCISCO
JACKSONVILLE                FACSIMILE: (414) 297-4900                TALLAHASSEE
LOS ANGELES                    www.foleylardner.com                        TAMPA
MADISON                                                         WASHINGTON, D.C.
MILWAUKEE                                                        WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     014352-0102

                                August 14, 2001


Bandag, Incorporated
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa  52761-5886


Ladies and Gentlemen:

         We have acted as counsel for Bandag, Incorporated, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an additional 1,500,000 shares of the Company's Class A Common Stock, par value $1 per share (the "Registered Shares"), issuable under the Bandag, Incorporated Stock Award Plan (the "Plan").

         We have examined: (a) the Plan, as amended to date; (b) signed copies of the Registration Statement; (c) the Restated Articles of Incorporation and Amended Bylaws of the Company, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Iowa.

         2. The Registered Shares, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                             Very truly yours,

                                             /s/ Foley & Lardner

                                             FOLEY & LARDNER